UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

In connection with TransAtlantic Petroleum Ltd.’s (the “Company”) ongoing cost-cutting measures, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company completed a review regarding the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2016.

As a result of this process, on May 9, 2016, the Audit Committee determined not to recommend the reappointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2016. Concurrent with this action and subject to shareholder approval at the Company’s 2016 Annual Meeting of Shareholders in accordance with Bermuda law, the Audit Committee recommended the appointment of PMB Helin Donovan, LLP (“PMB Helin”) as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The reports of KPMG on the Company’s consolidated financial statements for the years ended December 31, 2015 and December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

•

KPMG’s report as of December 31, 2015 contained an explanatory paragraph stating that “the Company has significant debt obligations and non-compliance with certain debt covenants that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the years ended December 31, 2015 and December 31, 2014, and the subsequent interim period through May 13, 2016, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in their audit reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has consulted with DMF System International Independent Auditing, Consulting & Certified Public Accounting Co. (“DMF”) on certain Turkish tax matters, and DMF has provided and continues to provide tax compliance services related to the Company’s business in Turkey. DMF is a member of Russell Bedford International, as is PMB Helin. Other than as noted above, during the years ended December 31, 2015 and December 31, 2014, and the subsequent interim period through May 13, 2016, neither the Company nor anyone acting on its behalf has consulted with PMB Helin with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that PMB Helin concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or “reportable event” (as those terms are defined in Item 304(a)(1) of Regulations S-K, including the related instructions to Item 304 of Regulation S-K).

The Company provided KPMG with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Current Report”). The Company requested that KPMG furnish a letter addressed to the

Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of KPMG’s letter dated May 13, 2016 is attached as Exhibit 16.1 to this Current Report.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
16.1	KPMG LLP letter addressed to the U.S. Securities and Exchange Commission, dated May 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 13, 2016

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Chad D. Burkhardt
Chad D. Burkhardt
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
16.1	KPMG LLP letter addressed to the U.S. Securities and Exchange Commission, dated May 13, 2016.